UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2022

ForgeRock, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Delaware	333-259016	33-1223363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission St. Suite 2900
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 599-1100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FORG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2022, ForgeRock, Inc. (“ForgeRock” or the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2022, Paul Madera, a director of the board of directors (the “Board”) and chair of the nominating and corporate governance committee (the “Nominating Committee”) of the Company, informed the Company that he has decided to retire as a director on the Board and as chair of the Nominating Committee and will resign from both positions effective following the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). Mr. Madera’s decision is not related to any disagreement relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On March 1, 2022, ForgeRock posted supplemental investor materials on the investor relations section of its website (investors.forgerock.com). ForgeRock announces material information to the public about ForgeRock, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.forgerock.com), its blog (www.forgerock.com/blog) and its Twitter account (@ForgeRock) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Board has scheduled its Annual Meeting for May 25, 2022. Because the Company did not hold an annual meeting of stockholders in 2021, the Company has set a deadline of March 11, 2022 for the receipt of any stockholder proposals for inclusion in the proxy materials to be distributed in connection with the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, which the Company believes to be a reasonable time before it expects to begin to print and distribute its proxy materials for the Annual Meeting. Any Exchange Act Rule 14a-8 proposal received after this date will be considered untimely. Stockholders should send any such proposal to the Company’s Secretary at ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105, and such proposal must comply with all applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Exchange Act Rule 14a-8, and the Company’s Amended and Restated Bylaws (the “Bylaws”) in order to be eligible for inclusion in the Company’s proxy materials for the Annual Meeting.

Pursuant to the Bylaws, any stockholder seeking to raise a proposal outside the processes of Exchange Act Rule 14a-8 or make a nomination for consideration at the Annual Meeting, but not included in the proxy materials for the Annual Meeting, must comply with the requirements of the Bylaws, including by delivering notice of their proposal or nomination to the Company’s Secretary at ForgeRock, Inc., 201 Mission Street, Suite 2900, San Francisco, California 94105, no later than 5:00 p.m., Pacific time, on March 11, 2022. Any proposal or nomination received after such date will be considered untimely and will not be considered at the Annual Meeting.

An adjournment, rescheduling or postponement of the Annual Meeting date, or any announcement of such action, will not commence a new time period (or extend any time period) for giving such notice under the Bylaws or submitting a proposal pursuant to Exchange Act Rule 14a-8.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by ForgeRock, Inc. dated March 1, 2022
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForgeRock, Inc.

Date:	March 1, 2022	By:	/s/ John Fernandez
John Fernandez
Chief Financial Officer and Executive Vice President of Global Operations